Exhibit 99.1

SEE Announces Pricing of Senior Notes
CHARLOTTE, N.C., January 17, 2023 — Sealed Air Corporation (“Sealed Air” or the “Company”) (NYSE: SEE) today announced, together with Sealed Air Corporation (US) (together with the Company, the “Issuers”), the pricing of the Issuers’ offering of 6.125% senior notes due 2028 (the “Notes”). The Notes will be jointly and severally, and irrevocably and unconditionally, guaranteed on a senior unsecured basis by each of Sealed Air's existing and future wholly owned domestic subsidiaries that guarantee its senior secured credit facilities, subject to release under certain circumstances, although, for purposes of this offering, Sealed Air Corporation (US) is a co-issuer and not a guarantor.
The Issuers intend to use the net proceeds from the offering of the Notes, (i) together with a borrowing under the Company’s incremental term loan facility and cash on hand, to finance the previously announced acquisition of all of the issued and outstanding shares of capital stock of LB Holdco, Inc., the parent company of Liqui-Box, Inc. (the “Liqui-Box Acquisition”), including related fees and expenses, (ii) to repurchase any or all of the Company’s outstanding 4.500% senior notes due 2023 (the “2023 Euro Notes”) pursuant to the tender offer commenced by the Company today and satisfy and discharge all of the Company’s outstanding 2023 Euro Notes in accordance with the terms of the indenture governing the 2023 Euro Notes and to pay related premiums, fees and expenses in connection therewith and (iii) to the extent of any remaining proceeds after giving effect to the foregoing transactions, for general corporate purposes. Net proceeds from the sale of the Notes, after initial purchasers’ discounts and commissions and the Company’s estimated fees and expenses, are expected to be approximately $767.7 million. The Issuers expect the offering to close on January 31, 2023, subject to customary closing conditions.
To the extent the expected Liqui-Box Acquisition has not occurred as of the issue date, the indenture governing the notes will require the Issuers to mandatorily redeem $350 million of the notes (on a pro rata basis) if (i) the Liqui-Box Acquisition is not consummated prior to May 8, 2024 or (ii) the Issuers notify the trustee in writing that (a) the acquisition agreement providing for the Liqui-Box Acquisition has been terminated in accordance with its terms or (b) the Liqui-Box Acquisition will not otherwise be pursued, at a redemption price equal to par plus accrued and unpaid interest on the notes to be redeemed, if any, to, but excluding, the redemption date.
The Notes and related guarantees will be offered only to qualified institutional buyers under Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons in transactions outside the United States under Regulation S of the Securities Act. The Notes have not been registered under the Securities Act, and, unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Notes, in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.
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About SEE
Sealed Air (NYSE: SEE) is in business to protect, solve critical packaging challenges, and make our world better than we find it. Our automated packaging solutions promote a safer, more resilient, and less wasteful global food, fluids and liquids supply chain, enable e-commerce, and protect goods transported worldwide.
Our globally recognized brands include CRYOVAC® brand food packaging, SEALED AIR® brand protective packaging, AUTOBAG® brand automated systems, BUBBLE WRAP® brand packaging, SEE Automation™ solutions and prismiq™ smart packaging and digital printing.

Exhibit 99.1

SEE serves customers in 114 countries/territories.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 concerning our business, consolidated financial condition, results of operations or cash flows. Forward-looking statements are subject to risks and uncertainties, many of which are outside our control, which could cause actual results to differ materially from these statements. Therefore, you should not rely on any of these forward-looking statements. Forward-looking statements can be identified by such words as “anticipate,” “believe,” “plan,” “assume,” “could,” “should,” “estimate,” “expect,” “intend,” “potential,” “seek,” “predict,” “may,” “will” and similar references to future periods. All statements other than statements of historical facts included in this press release regarding our strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Examples of forward-looking statements include, among others, statements we make regarding expected future operating results, the expected consummation of the Liqui-Box Acquisition, Liqui-Box’s expected future operating results, expectations regarding the results of restructuring and other programs, expectations regarding the results of business strategies and transformations (including expected cost synergies following the Liqui-Box Acquisition), anticipated levels of capital expenditures and expectations of the effect on our financial condition of claims, litigation, environmental costs, contingent liabilities and governmental and regulatory investigations and proceedings.
The following are important factors that we believe could cause actual results to differ materially from those in our forward-looking statements: global economic and political conditions, currency translation and devaluation effects, changes in raw material pricing and availability, competitive conditions, the success of new product offerings, consumer preferences, the effects of animal and food-related health issues, the effects of epidemics or pandemics, including the Coronavirus Disease 2019, negative impacts related to the ongoing conflict between Russia and Ukraine and related sanctions, export restrictions and other counteractions thereto, changes in energy costs, environmental matters, the success of our restructuring activities, the success of our merger, acquisition and equity investment strategies, the success of our financial growth, profitability, cash generation and manufacturing strategies and our cost reduction and productivity efforts, changes in our credit ratings, the tax benefit associated with the Settlement agreement (as defined in Note 18 to our condensed consolidated financial statements included in Part I, Item 1 of our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2022), regulatory actions and legal matters, and the other information referenced in Part I, Item 1A, “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and as revised and updated by our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2022, June 30, 2022 and September 30, 2022, as filed with the Securities and Exchange Commission, and as revised and updated by our Current Reports on Form 8-K. Any forward-looking statement made by us is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.
Company Contacts
Investor Relations
Brian Sullivan
brian.c.sullivan@sealedair.com
704.503.8841

Media
Christina Griffin
christina.griffin@sealedair.com
704.430.5742